UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Standard Nuclear, Inc.
(Exact name of registrant as specified in its charter)

Delaware	99-3989746
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

200 Europia Ave Oak Ridge, TN	37830
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 845-258-0016

N/A
(Former name or former address, if changed since last report)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Class A Common Stock, $0.00001 par value per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.          ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.          ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-296922
(If applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.	Description of Registrant’s Securities to be Registered.

Standard Nuclear, Inc. (the “Registrant”) hereby incorporates by reference the description of its Class A common stock, par value $0.00001 per share, to be registered hereunder, contained under the heading “Description of Capital Stock” in the Registrant’s Registration Statement (as defined below) on Form S-1 (File No. 333-296922), as originally filed with the Securities and Exchange Commission (the “Commission”) on June 18, 2026 (and as amended from time to time, the “Registration Statement”), and in the prospectus included in the Registration Statement to be filed separately by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus shall be deemed to be incorporated by reference herein.

Item 2.	Exhibits.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on The New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Standard Nuclear, Inc.

Date: July 15, 2026	By:	/s/ Kurt Terrani
	Name:	Kurt Terrani
	Title:	Chief Executive Officer

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